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                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                             STOCK OPTION AGREEMENT

     THIS AGREEMENT is made as of by and between PALOMAR MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and Name ("Employee").

     WHEREAS, Employee is a valuable and trusted employee of the Company, and the Company considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Company, and an added incentive to advance the interests of the Company by possessing an option to purchase shares of the $.01 par value Common Stock ("Stock") of the Company, in accordance with the Palomar Medical Technologies, Inc. 1996 Stock Option Plan (the "Plan"); and

     WHEREAS, Employee is desirous of obtaining the option to purchase an equity interest in the Company upon the terms herein contained; and

     WHEREAS, if there is a number of shares listed under Column 2 in Paragraph 2 below, the number of shares listed are intended to qualify for favorable federal income tax treatment as Incentive Stock Options issued in accordance with a plan which meets the criteria set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of these premises, it is agreed by and between the parties as follows:

     1. Grant of Option. The Company hereby grants to Employee the right, privilege, and option to purchase shares of the Stock at the aggregate purchase price of Dollars ($___________ per share), in the manner and subject to the conditions hereinafter provided.

     2. Time of Exercise of Option. The aforesaid option may be exercised with respect to those shares for which an option has been granted pursuant to Paragraph 1 hereof, on the dates set forth, respectively, in Column 1, Column 2, Column 3 and Column 4 below, until the termination thereof as provided in Paragraph 4 hereof:

                                                        Column 2                Column 3              Column 4
                                                       Exercisable             Exercisable              Total
                                                        Incentive             Non-qualified          Exercisable
                     Column 1                             Stock                   Stock                 Stock
                      Period                             Options                 Options               Options

         AUGUST 27, 1996 - AUGUST 26, 1997                 12,500                  37,500                50,000
         AUGUST 27, 1997 - AUGUST 26, 1998                 25,000                  50,000                75,000
         AUGUST 27, 1998 - AUGUST 26, 1999                 37,500                  75,000               112,500
         AUGUST 27, 1999 - AUGUST 26, 2001                 50,000                  75,000               125,000


     3. Method of Exercise. An option may be exercised by (1) giving written notice to the Company (a) stating that the optionee wishes to exercise such option, and (b) specifying a date not less than ten (10) nor more than fifteen
(15) days after the date of such notice for the issuance of the shares of Stock,
(2) delivering the full purchase price for the shares of Stock, and (3) delivering all other documents required hereunder, under the Plan and under applicable laws and regulations with regard to the purchase of shares of Stock. The Employee shall deliver the purchase price in cash or by check or such form of payment as has been previously approved by the Company's Board of Directors or, as the case may be, the committee designated by the Board of Directors to administer the Plan.

     The shares of Stock issued upon exercise of an option may not be transferred except in accordance with all applicable federal and state securities laws, rules and regulations and the certificates evidencing the shares of Stock issued may bear a legend to such effect. The Company may require investment or residency representations from an optionee or impose other restrictions prior to transfer. Shares of Stock shall not be issued upon exercise of options until the Company shall have obtained any required approval of any governmental authority or of any stock exchange on which any stock of the Company may be listed and the Company and its counsel are satisfied that the proposed transfer complies with all applicable federal and state securities laws. No optionee shall have any rights of a shareholder of the Company with respect to any shares of Stock subject to an option until such shares shall have been paid for and issued upon exercise of the option.

     An option may be exercised in whole or in part from time to time provided, however, that an option may not be exercised as to less than one thousand (1,000) shares at any time, unless it is being exercised in full and the balance of shares subject to option is less than one thousand (1,000).

     4. Termination of Option. Except as herein otherwise provided, the option to the extent not theretofore exercised shall terminate upon one of the following dates, as applicable:

          (a) The date on which Employee's employment by the Company is terminated (except if such termination be by reason of the death or disability of Employee or as otherwise provided in paragraph 4(d) hereof), without regard to unused vacation or other leave days or any vacation, severance or other payments on termination;

          (b) With regard to any option which the Employee was entitled to exercise on the date on which Employee's employment by the Company is terminated, the expiration of twelve (12) months after such date of termination, if such termination be by reason of Employee's permanent total disability; or

          (c) With regard to any option which the Employee was entitled to exercise on the date on which Employee's employment by the Company is terminated, the expiration of three (3) months after such date of termination if such termination be by reason of Employee's retirement or Employee's dismissal by the Company for reasons other than cause; or

          (d) With regard to any option which the Employee was entitled to exercise on the date of Employee's death, the expiration of twelve (12) months following such date of death if such death occurs while the Employee is in the employ of the Company or during the twelve (12) or three (3) month periods set forth in (b) and (c), above; or

          (e) The expiration of the exercise period of the option as stated in item number 2 above, but in no event more than 10 years from the date of issue or 20 years from the effective date of the Plan.

     5. Reclassification, Consolidation, Acquisition, or Merger. If and to the extent that the number of issued shares of the Stock of the Company shall be increased or reduced by change in par value, merger, exchange of shares, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to this option and the option price per share shall be proportionately adjusted such that each outstanding option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the shares of Stock subject to such option had such option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur.

     6. Transferability Prior to Exercise of Option. This option is non-transferable by Employee, except in the event of death as provided in paragraph 4(d) above, and during Employee's lifetime is exercisable only by Employee, or in the event of employee's incompetence, by the employee's legal guardian or other legal representative. Employee shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to Employee of such shares as herein provided.

     7. Restrictions on Transfer. All shares acquired by Employee pursuant to the Plan and this Incentive Stock Option Agreement shall be subject to restrictions on sale, encumbrance and other disposition under the Federal Securities Act of 1933 (the "Act") and applicable state securities laws. Such restrictions shall continue in effect until (i) the Company causes said shares to be registered under the Act and any applicable state securities laws, or (ii) the shares may be transferred pursuant to the availability of a valid exemption from registration under the Act and any applicable state securities laws. In the event shares of Stock shall be issued which are not so registered, the Employee agrees that he will receive such shares for investment and not with a view to the resale or distribution thereof, and further agrees that the stock certificate or certificates evidencing such shares may bear a legend setting forth such restrictions and their transferability.

     8. No Employment Obligation. The granting of an option as provided herein shall not give rise to any obligation on the part of the Company to continue the employment of the optionee or evidence any intention or understanding of the Company with respect to any of the terms or conditions of such employment.

     9. In the event of a sale or acquisition of substantially all of the stock or assets of the Company, the Company shall give thirty (30) days notice of such an event to you and you may exercise up to 100% of this option before the event takes place. The terms of this provision shall not be void if the inclusion of this provision in the option agreement causes this option not to qualify as an Incentive Stock Option under Section 422 of the code.

     10. Notice to the Company of Disqualifying Disposition. If there is a number of shares listed under Column 2 in Paragraph 2 above, the Employee hereby agrees to promptly give notice to the Company in the event that Employee sells, transfers, exchanges or otherwise disposes of any stock obtained pursuant to this option before the later of (a) the second anniversary of the date of grant set forth at the conclusion of this Agreement and (b) the first anniversary of the date on which the Stock was transferred to Employee pursuant to the exercise of this option.

     11. Subject to Plan. This Agreement is subject to and controlled by the terms and conditions of the Palomar Medical Technologies, Inc. 1996 Stock Option Plan, which Plan is incorporated herein by reference. To the extent that there is any inconsistency between the terms of this Agreement and any provision of the Plan, the Plan shall control.

     12. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, and shall be interpreted under and controlled by the laws of The Commonwealth of Massachusetts. All notices required hereunder shall be in writing and shall be deemed delivered when received if notice is given by personal delivery, or three (3) days after mailing if notice is given by mailing, by or registered mail, postage prepaid, return receipt requested, or one (1) after being delivered to Federal Express or other comparable overnight courier, delivery charges prepaid, addressed, in the case of the Company, to its principal offices, and, in the case of Employee, to the address on file with the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                              PALOMAR MEDICAL TECHNOLOGIES, INC.


                                              By:
                                                  ------------------------------
                                                    Officer Name:
                                                    Officer Title:
                                                       [Corporate Seal]


ACKNOWLEDGMENT AND ACCEPTANCE:





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